                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             SOUTHEAST INTERACTIVE
                             TECHNOLOGY FUND I, LLC
                        2200 WEST MAIN STREET, SUITE 900
                         DURHAM, NORTH CAROLINA  27705
                                 (919) 286-7000


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1996

TO THE SHAREHOLDERS OF SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of the members (the "Shareholders") of Southeast Interactive Technology Fund I, LLC, a North Carolina limited liability company (the "Fund"), will be held at MCNC in the Research Triangle Park, North Carolina on May 21, 1996, at 3:00 p.m., Local Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

1. To elect the managers (the "Directors") of the Fund to serve until the 1997 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

2. To ratify the appointment of Price Waterhouse LLP as the independent public accountants of the Fund for the fiscal year ended December 31, 1996.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     A proxy statement explaining the matters to be acted upon at the meeting is enclosed. Please read it carefully.

     Only holders of record of the interests ("shares") of the Fund at the close of business on May 1, 1996, will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Fund.

     All Shareholders, whether or not they expect to attend the annual meeting of Shareholders in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     DAVID C. BLIVIN, CPA
                                     MANAGING DIRECTOR

                             SOUTHEAST INTERACTIVE
                             TECHNOLOGY FUND I, LLC
                        2200 WEST MAIN STREET, SUITE 900
                         DURHAM, NORTH CAROLINA  27705
                            _______________________

                                PROXY STATEMENT
                            _______________________

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1996

                              GENERAL INFORMATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Southeast Interactive Technology Fund I, LLC (the "Fund"), for use at Fund's 1996 Annual Meeting of Shareholders to be held at MCNC in Research Triangle Park, North Carolina, on May 21, 1996, at 3:00 p.m., Local Time, and at any adjournment thereof. It is anticipated that this proxy statement and the accompanying proxy will be mailed to the Fund's Shareholders on or about May 1, 1996. All shares represented by valid proxies will be voted in accordance therewith at the meeting.

THE BOARD OF DIRECTORS URGES EACH SHAREHOLDER TO MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE AS PROMPTLY AS POSSIBLE.

     Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by (i) giving a later dated written revocation of proxy to the Fund, or (ii) providing a later dated amended proxy to the Fund, or
(iii) voting in person at the meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to Shareholders, will be borne by the Fund. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mails; however, the Fund may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Fund's shares held by such persons, and the Fund will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Fund's shares, with each Share entitled to one vote. Only Shareholders of record at the close of business on May 1, 1996, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 1, 1996, the Fund had 244 Shares outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of the directors.

     In Accordance with the Fund's operating agreement, directors will be elected by a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Abstentions will be counted for purposes of establishing a quorum. With respect to the ratification of the independent accountants for the current fiscal year, only those votes cast FOR the proposal will be counted as an affirmative vote, i.e., the number of votes representing the majority of the Shares represented at the meeting and entitled to vote. With respect to the election of directors, only those votes cast FOR the election of a director or WITHHELD will be counted for purposes of determining the number of votes required to elect the director. Abstentions and non-votes will not be counted.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of issued and outstanding Shares of the Fund owned beneficially, as of April 1, 1996, by each of the directors. No person is known to the Fund to beneficially own more than five percent of the Shares. Each person listed below has sole voting and sole investments power with respect to the Shares.



                                                   Percent
  Name                            Shares  Total    Owned
  ----                            ------  -----    -------
  David C. Blivin *                1      25,000     --
  E. Lee Bryan *                   1      25,000     --
  W. Clay Hamner *                 1      25,000     --
  Wayne M. Rogers                  1      25,000     --
  Terry Sanford                    --       ---      --
  Interstate/Johnson Lane  Corp.   14    350,000     5.7%



* Indicates an "interested person" of the Fund, as defined by the Investment Company Act, due to each such person's affiliation with the Fund's investment advisor, Montrose Venture Partners, LLC.

                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL CURRENT DIRECTORS AS DIRECTORS FOR ONE YEAR TERMS. If elected, they will hold the office until the 1997 annual meeting of Shareholders or until their successors are elected and qualified or their earlier death, resignation or removal. SHARES REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS, UNLESS A CONTRARY DIRECTION IS INDICATED. If at the time of the meeting any nominee is unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee, if any, as shall be designated by the Board of Directors.

     No nominee is a director, trustee or manager of any other Fund registered as an Investment Fund under the Investment Company Act of 1940, as amended. Their business experience during the past five years is as listed below.

                             MEETINGS OF THE BOARD

     During 1995, the Board of Directors did not meet but took action two times by unanimous written consent. There are no committees of the Board.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Fund has no direct officers or employees. Montrose Venture Partners LLC, of which Messrs. Blivin, Bryan, and Hamner are directors, has been retained as the investment advisor to the Fund and is compensated at an annual rate of 5% of the net asset value of the Fund, 2.5% of which is paid currently and 2.5% is accrued and paid out of future distributions of profits.

     Each director is paid $1000 for each meeting attended in person, plus reimbursement of expenses.

BUSINESS EXPERIENCE

Terry Sanford - Senator Sanford (78) has distinguished himself and the State of North Carolina through his terms as a Governor of North Carolina, President of Duke University, and United States Senator and has gained a reputation as a lifelong educational leader and public servant. Under his innovative leadership, Duke University gained additional national recognition. A graduate of UNC-CH and its School of Law, Senator Sanford holds honorary degrees for approximately 30 American colleges and universities. His years as Governor were marked by innovation in the establishment of the community college system, the Governor's School, the North Carolina School of the Arts, and considerable new support for the public schools. As a member of the United States Senate, he promoted legislation to require an honest and balanced national budget, to reform political campaign practices, and to broaden the opportunities for disadvantaged children in the Head Start program, among numerous other issues. Senator Sanford continues to exemplify a deep devotion to Duke University, serving as President Emeritus and as a Professor of Public Policy. He practices law as a senior partner in the McNair & Sanford, P.A. law firm in North Carolina and South Carolina. He is Chairman of a 3-year North Carolina Bar Association study of the causes of crime and corrective actions, the

Chairman of the Board of the North Carolina Museum of Art, the Board of North Carolina Electronics Industry Trade Association and is involved in many charitable, legal and educational activities. He has also served on the Board of Directors of ITT Financial Corp., Fuqua Industries, Inc., Golden Corral Corporation and Unocal, Inc.

Wayne M. Rogers - Mr. Rogers (60) is a well-known professional actor who, in addition to his acting career, has been involved in investment activities for over fifteen years. These include business management of a number of motion picture personalities as well as co-ventures with other prominent individuals and institutions. Mr. Rogers has been a director of The Pantry, Inc. since 1990. He has also been a director of P.H.C., Inc., Electronic Data Controls, Inc., Extek Mirco-Systems and Wadell Equipment Company. In addition, he is active in several charitable and philanthropic affairs. He is also a member of the Board of Trustees for the Kenan Institute of private Enterprise at UNC-CH. Mr. Rogers received a Bachelor of Arts degree from Princeton University. In 1993 and 1994, Mr. Rogers was also a director at Dabney/Resnick, Inc., an investment banking firm.

W. Clay Hamner - Mr. Hamner (50) is the Managing Director and Chief Executive Officer of Montrose Capital Corporation. He received his Undergraduate and Masters degrees from the University of Georgia and Doctorate in Business Administration from Indiana University. Mr. Hamner is on the Board of Directors of Vista Resources, Inc. (NYSE); Wendy's International, Inc. (NYSE); The Pantry, Inc. (a privately held company which owns 415 convenience stores) and Interstate/Johnson Lane, Inc. (NYSE) He was also a Special Limited
Partner in Intersouth I. Formerly, Mr. Hamner served on the Board of Directors of Highland Energy Corporation; Clinton Gas Systems (OTC); Fuqua Industries,
Inc. (NYSE); Triton Group, Ltd. (NYSE); and Capital Technology, Inc.   Prior to
entering private business, Mr. Hamner taught in the Graduate Schools of Business at Northwestern University and Duke University. Mr. Hamner is a Director of the Institute of Private Enterprise at UNC-CH and serves on the Kenan-Flagler School of Business Board of Visitors (UNC-CH), the Fuqua School of Business Board of Visitors (Duke), and the Duke University Medical Center Board of Advisors. He also analyzed and evaluated Duke's nontraditional investments portfolio while on the faculty at Duke.

David C. Blivin - Mr. Blivin (38) is the Chief Financial Officer for Montrose Capital Corporation. He is a 1985 graduate of the Duke University Fuqua School of Business and a Certified Public Accountant. Prior to joining Montrose Capital Corporation, Mr. Blivin worked as a Senior Auditor with Arthur Anderson LLP and in this capacity audited several companies in technology fields. As Chief Financial Officer for Montrose Capital Corporation, Mr. Blivin has negotiated financings and reviewed business plans for a number of entities in which Montrose Capital Corporation has invested. Mr. Blivin serves on the Board of Directors of The Pantry, Inc. and has served on the Triangle Investment Club, a club sponsored by the Durham and Raleigh Chambers of Commerce and the Council for Entrepreneurial Development, to review plans of start-up businesses for investment potential.

     E. Lee Bryan - Mr. Bryan (58) is the founder of One Room Systems, Inc., a multimedia educational products creation and distribution company. Prior to founding the company, he was a principal in a number of successful business ventures. In 1984 Mr. Bryan founded Vortech, Inc. ("Vortech"), a company which became a worldwide leader in digital teleradiology. Vortech was subsequently sold to Eastman Kodak Company. In 1988 Mr. Bryan joined CACI International ("CACI"), a major U.S. government systems integrator. As Executive Vice President of CACI, Mr. Bryan spearheaded a major technical and business restructuring for the company. prior to his involvement in the entities listed, Mr. Bryan developed an extensive background in government and private sector high technology endeavors. Mr. Bryan is a graduate of the United States Naval Academy at Annapolis and a retired officer from the nuclear submarine program. Mr. Bryan has been a high level advisor to the government of the United States for defense and intelligence information systems. He is a trustee of the Center for Excellence in Education and the Profound Paralysis Group. He is a member of the Heart Center board at Duke University Medical Center and the Durham "Smart Start" program board.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT  PUBLIC ACCOUNTANTS

     The independent public accounting firm of Price Waterhouse LLP audited the financial statements of the Fund for the period ended December 31, 1995. At the direction of the Board of Directors, the appointment of Price Waterhouse LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1996, is being presented to the members for ratification. A representative of Price Waterhouse LLP is expected to be present at the Shareholders meeting and available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

     As of the date of this proxy statement, management of the Fund was not aware of any other matter to be presented at the meeting other than as set forth herein. However, if any other matters are properly brought before the meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. An affirmative vote of a majority of shares present in person or represented by proxy at the meeting is necessary to approve any such matters.


                                 ANNUAL REPORT

     The Fund's Annual Report and Audited Financial Statements for the period ended December 31, 1995, have previously been distributed. The audited financial statements and last previous semi-annual report of the Fund are not included therein, but are available for free upon request.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                          FOR THE 1997 ANNUAL MEETING

     Any proposal from a shareholder intended to be presented at the Fund's 1997 Annual Meeting of Shareholders, must be received at the offices of the Fund, 2200 West Main Street, Suite 900, Durham, NC 27705, no later than December 31, 1996, in order to be included in the Fund's proxy statement and proxy relating to that meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                ____________________
                                DIRECTOR

                                                                      APPENDIX A

              PROXY - SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC

Southeast Interactive Technology Fund I, LLC
2200 West Main Street, Suite 900, Durham, NC  27705
- --------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS

   FOR all nominees listed below
   (except as marked to the contrary below) / /

   WITHHOLD AUTHORITY
   to vote for all nominees listed below / /

   (INSTRUCTION To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

   David C. Blivin
   E. Lee Bryan
   W. Clay Hamner
   Wayne M. Rogers
   Terry Sanford, Jr.


2. PROPOSAL TO APPROVE THE APPOINTMENT OF PRICE WATERHOUSE as the independent public accountants of the corporation

     FOR / /                    AGAINST / /                     ABSTAIN / /


3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

   If no direction is made, this proxy will be voted for Proposals 1, 2, and 3.


   DATED _________________, 1996

   _________________________________          ________________________________
   Signature                                  Print Name

   __________________________________         ________________________________
   Signature if held jointly                  Print Name


   ===========================================================================
   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
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